AMENDMENT NO. 1
                  Dated as of September 11, 1997

                             to the

              AMENDED AND RESTATED CREDIT AGREEMENT
                    Dated as of May 23, 1996


     WHEREAS, LECHTERS, INC. ("the Borrower"), the BANKS listed on signature pages to the Amended and Restated Credit Agreement (the "Banks") and THE BANK OF MONTREAL, as Agent (the "Agent") are parties to the Amended and Restated Credit Agreement, dated as of May 23, 1996 (the "Credit Agreement"); and

     WHEREAS, the Borrower, the Banks and the Agent wish to amend the Credit Agreement in the manner hereinafter set forth;

     NOW, THEREFORE, in consideration of the mutual covenants, agreements, and promises herein contained and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower, the Banks and the Agent agree as follows:

     Section 1. Definitions. Terms used in this Amendment No. 1 that are defined in the Credit Agreement are used with the meanings therein ascribed to them.

     Section 2.  Amendments.  Upon and after the Effective Date
(as defined in Section 3 hereof), the Credit Agreement shall be amended as follows:

          (a) Section 1.7(b) shall be amended by inserting the words "or amendment" immediately after the words "90 days after the issuance" appearing in line 14 thereof;

          (b) Section 4.11 shall be deleted in its entirety and the following substituted therefor:

                    "Section 4.11.  Dividends, Stock Purchases.

                    (a)  Declare or pay any dividends, either in
               cash or property, on any shares of its capital stock of any class (except dividends or other distributions payable solely in shares of common stock of the Borrower); or

                    (b)  Directly or indirectly, or through any
               Subsidiary, purchase, redeem or retire any shares of its capital stock of any class or any warrants, rights or options to purchase or acquire any shares of its capital stock; or

                    (c)  Make any other payment or distribution,
               either directly or indirectly or through any Subsidiary, in respect of capital stock of the Borrower; or

                    (d)  Make, directly or indirectly, or permit
               any Subsidiary to make, any Restricted Investment;

               except that the Borrower may (A) declare and pay preferred dividends not to exceed 6% per annum in respect of the Perpetual Convertible Preferred Stock, and (B) during such time as no Default or Event of Default has occurred and is continuing, purchase, redeem or retire up to one million shares in the aggregate of its common stock subsequent to the Effective Date.";

          (c) Section 10.1 shall be amended by deleting the definition of "Consolidated Fixed Charges" in its entirety and substituting therefor the following definition:

                    "'Consolidated Fixed Charges' means, for any
               period, the sum of (a) the aggregate amount of principal payments of Indebtedness scheduled to have been made by the Borrower and the Consolidated Subsidiaries during such period, determined on a consolidated basis, (b) to the extent deducted in determining Consolidated Net Income for such period, interest expense and rent expense, (c) capital expenditures and (d) the aggregate amount expended to purchase, redeem or retire the common stock of the Borrower.";

          (d) Section 10.1 shall be amended by deleting the definition of "Restricted Investment" in its entirety and substituting therefor the following definition:

                    "'Restricted Investment" means all
               investments in or loans, advances or extensions of credit to any Person by the Borrower or its Subsidiaries except the following:

                         (a)  investments, loans and advances by
                    the Borrower and its Subsidiaries in and to Subsidiaries, including any investment in a corporation which, after giving effect thereto, will become a Subsidiary;

                         (b)  investments in property to be used
                    in the ordinary course of business of the Borrower and its Subsidiaries;

                         (c)  investment in direct obligations
                    of, or obligations guaranteed by, the United
                    States of America or an agency thereof,
                    maturing within three years from the date of acquisition thereof;

                         (d)  (x) investments in municipal
                    securities, maturing within three years from the date of acquisition thereof, which are rated in one of the top two rating classifications by Standard & Poor's Corporation, Moody's Investors Services, Inc. or other nationally recognized credit rating agency of similar standing, and (y) investments in debt securities of corporations which are headquartered in the United States, the senior debt securities of which are rated at or above A- by Standard & Poor's Corporation or at A3 or above by Moody's Investors Services, Inc. (or another nationally recognized credit rating agency of similar standing if neither of such two named agencies shall rate such securities);

                         (e)  investments in certificates of
                    deposit, eurodollar time deposits or banker's acceptances maturing within one year from the date of origin, issued by, and bank accounts with, commercial banks organized under the laws of the United States or any state thereof or Canada or any province thereof, and having capital, surplus and undivided profits aggregating at least $100,000,000;

                         (f)  investments in commercial paper
                    maturing within 270 days or less from the date of issuance and rated in one of the top two rating classifications by Standard & Poor's Corporation, Moody's Investors Services, Inc. or other nationally recognized credit rating agency of similar standing;

                         (g)  investments in any investment
                    company having (at the time of investment) assets of not less than $500,000,000 and a substantial portion of the assets of which are limited to investments of a character which would be permitted to be made by the Borrower pursuant to the provisions of paragraphs (c), (d), (e) and (f) of this definition and which shares under GAAP are classified as current assets;

                         (h)  investments in certain issues of
                    preferred stock known by various terms such as "dutch-auction preferred", "capital-market preferred", "remarketed preferred", and "variable rate preferred", or similar terms which, at the time of acquisition by the Borrower or any Subsidiary is rated in one of the top two rating classifications by Standard & Poor's Corporation or Moody's Investors Services, Inc.;

                         (i)  other investments existing as of
                    May 16, 1991, provided that any such
                    investments which are not described in the foregoing paragraphs of this definition are disclosed to the Agent in writing on or prior to the Agreement Date; and

                         (j)  loans to employees of the Borrower
                    or its Subsidiaries, provided that the
                    aggregate outstanding principal amount of such loans shall at no time exceed
                    $1,500,000."

Section 3. Effective Date. This Amendment No. 1 shall be effective as of September 11, 1997 (the "Effective Date") when each of the following shall have occurred:

          (a) the Borrower, the Banks and the Agent shall have executed and delivered this Amendment No. 1; and

          (b) each Representation and Warranty shall be true and correct in all material respects at and as of the Effective
     Date after giving effect to this Amendment No. 1.

     Section 4. Representations and Warranties. The Borrower hereby represents and warrants to the Banks and the Agent that:

          (a) this Amendment No. 1 has been duly authorized, executed and delivered by the Borrower and constitutes a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms;

          (b) the execution, delivery and performance of this Amendment No. 1 does not require any Governmental Approval;
     and

          (c) no Default or Event of Default has occurred and is continuing at and as of the Effective Date after giving effect to this Amendment No. 1.

     Section 5. Counterparts. This Amendment No. 1 may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such separate counterparts shall together constitute one and the same instrument.

     Section 6. Ratification. Except to the extent hereby amended, the Credit Agreement is and shall continue to be in full force and effect and is hereby in all respects confirmed, approved and ratified.

     Section 7. Captions. Section captions in this Amendment No. 1 are included herein for convenience of reference only and shall not constitute a part of this Amendment No. 1 for any other purpose or in any way affect the meaning or construction of any provisions of this Amendment No. 1.

     Section 8. Governing Law. This Amendment No. 1 shall be construed in accordance with and governed by the law of the State of New York (without giving effect to its choice of law principles).



     IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to the Credit Agreement to be executed and delivered by their duly authorized officers as of the day first written above.


                              LECHTERS, INC.



                              By:/s/ John W. Smolak
                                Name:  John W. Smolak
                                Title: Senior Vice President &
				       Chief Financial Officer



                              BANK OF MONTREAL,
                                 as Agent and as a Bank



                              By:/s/ Dennis W. Rourke
                                Name:  Dennis W. Rourke
                                Title: Director



                              THE CHASE MANHATTAN BANK
				(formerly known as
				CHEMICAL BANK NEW JERSEY, N.A.),
				as a Bank



                              By:/s/ Andrea Johnson
                                Name:  Andrea Johnson
                                Title: Vice President